Exhibit 10.1

INDEPENDENT DIRECTOR AGREEMENT

INDEPENDENT DIRECTOR AGREEMENT (this “Agreement”), dated as of August 6, 2025 (the “Effective Date”), by and between The RoyaLand Company Ltd., an exempted company incorporated in Bermuda with limited liability (the “Company”), and the undersigned (the “Director”).

RECITALS

A. The Director was appointed to the Company’s board of directors (the “Board”) on August 6, 2025.

B. The Company desires to enter into this Agreement with the Director to define the terms of the Director’s service on the Board, which may include membership on one or more committees of the Board, and the Director desires to accept such terms to continue to serve on the Board.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Director hereby agree as follows:

1.	Duties. From and after the date of this Agreement, the Company requires that the Director be available to perform the duties of an independent director customarily related to this function as may be determined and assigned by the Board and as may be required by the Company’s constituent instruments, including its bye-laws, as amended, and its corporate governance and board committee charters, each as amended or modified from time to time, and by applicable law, including the Bermuda Companies Act. The Director agrees to devote as much time as is necessary to perform completely the duties as a Director of the Company, including duties as a member of one or more committees of the Board, to which the Director may hereafter be appointed. The Director will perform such duties described herein in accordance with the general fiduciary duty of directors.

2.	Term. The term of this Agreement shall commence as of the Effective Date and shall continue until the Director’s removal or resignation. In addition to a termination of this Agreement pursuant to Section 8, the Company shall have the right to terminate this Agreement upon written notice to the Director at any time without liability prior to the Effective Date.

3.	Compensation. Following the Effective Date and the commencement of the term of this Agreement, for all services to be rendered by the Director in any capacity hereunder, the Company agrees to compensate the Director a fee of 100,000 shares of Company Series B Common Stock. The Director shall be responsible for his or her own individual income tax payment on the fee in jurisdictions where the Director resides.

4.	Independence. The Director acknowledges that his appointment hereunder is contingent upon the Board’s determination that he is “independent” with respect to the Company, in accordance with the listing requirements of The Nasdaq Stock Market LLC and NYSE American LLC stock exchanges, and that his appointment may be terminated by the Company in the event that the Director does not maintain such independence standard.

5.	Expenses. The Company shall reimburse the Director for pre-approved reasonable business-related expenses incurred in good faith in connection with the performance of the Director’s duties for the Company. Such reimbursement shall be made by the Company upon submission by the Director of a signed statement itemizing the expenses incurred, which shall be accompanied by sufficient documentation to support the expenditures.

6.	Other Agreements.

a.	Confidential Information and Insider Trading. The Company and the Director each acknowledge that, in order for the intentions and purposes of this Agreement to be accomplished, the Director shall necessarily be obtaining access to certain confidential information concerning the Company and its affairs, including, but not limited to, business methods, information systems, financial data and strategic plans which are unique assets of the Company (as further defined below, the “Confidential Information”) and that the communication of such Confidential Information to third parties could irreparably injure the Company and its business. Accordingly, the Director agrees that, during his association with the Company and thereafter, he will treat and safeguard as confidential and secret all Confidential Information received by him at any time and that, without the prior written consent of the Company, he will not disclose or reveal any of the Confidential Information to any third party whatsoever or use the same in any manner except in connection with the business of the Company and in any event in no way harmful to or competitive with the Company or its business, subject to Section 5(f) of this Agreement. For purposes of this Agreement, “Confidential Information” includes any information not generally known to the public or recognized as confidential according to standard industry practice, any trade secrets, know-how, development, manufacturing, marketing and distribution plans and information, inventions, formulas, methods or processes, whether or not patented or patentable, pricing policies and records of the Company (and such other information normally understood to be confidential or otherwise designated as such in writing by the Company), all of which the Director expressly acknowledges and agrees shall be confidential and proprietary information belonging to the Company. Upon termination of his association with the Company, the Director shall return to the Company all documents and papers relating to the Company, including any Confidential Information, together with any copies thereof, or certify that he or she has destroyed all such documents and papers. Furthermore, the Director recognizes that the Company has received and, in the future, will receive confidential or proprietary information from third parties subject to a duty on the Company’s part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. The Director agrees that the Director owes the Company and such third parties, both during the term of the Director’s association with the Company and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to, except as is consistent with the Company’s agreement with the third party, disclose it to any person or entity or use it for the benefit of anyone other than the Company or such third party, unless expressly authorized to act otherwise by an officer of the Company. In addition, the Director acknowledges and agrees that the Director may have access to “material non-public information” for purposes of the federal securities laws (“Insider Information”) and that the Director will abide by all securities laws relating to the handling of and acting upon such Insider Information.

b.	Disparaging Statements. At all times during and after the period in which the Director is a member of the Board and at all times thereafter, the Director shall not either verbally, in writing, electronically or otherwise: (i) make any derogatory or disparaging statements about the Company, any of its affiliates, any of their respective officers, directors, shareholders, employees and agents, or any of the Company’s current or past customers or employees, or (ii) make any public statement or perform or do any other act prejudicial or injurious to the reputation or goodwill of the Company or any of its affiliates or otherwise interfere with the business of the Company or any of its affiliates; provided, however, that nothing in this paragraph shall preclude the Director from complying with all obligations imposed by law or legal compulsion, and provided, further, however, that nothing in this paragraph shall be deemed applicable to any testimony given by the Director in any legal or administrative proceedings and further provided that the foregoing shall be subject to Section 5(f) of this Agreement.

c.	Work Product. Director agrees that any and all Work Product (as defined below) shall be the Company’s sole and exclusive property. Director hereby irrevocably assigns to the Company all right, title and interest worldwide in and to any deliverables resulting from the Director’s services as a director to the Company (“Deliverables”), and to any ideas, concepts, processes, discoveries, developments, formulae, information, materials, improvements, designs, artwork, content, software programs, other copyrightable works, and any other work product created, conceived or developed by you (whether alone or jointly with others) for the Company during or before the term of this Agreement, including all copyrights, patents, trademarks, trade secrets, and other intellectual property rights therein (the “Work Product”). Director retains no rights to use the Work Product and agrees not to challenge the validity of our ownership of the Work Product. Director agrees to execute, at Company’s request and expense, all documents and other instruments necessary or desirable to confirm such assignment. In the event that Director does not, for any reason, execute such documents within a reasonable time after the Company’s request, Director hereby irrevocably appoint the Company as Director’s attorney-in-fact for the purpose of executing such documents on your behalf, which appointment is coupled with an interest. Director will deliver to the Company any Deliverables and disclose promptly in writing to us all other Work Product.

d.	Enforcement. The Director acknowledges and agrees that the covenants contained herein are reasonable, that valid consideration has been and will be received and that the agreements set forth herein are the result of arms-length negotiations between the parties hereto. The Director recognizes that the provisions of this Section 6 are vitally important to the continuing welfare of the Company and its affiliates and that any violation of this Section 6 could result in irreparable harm to the Company and its affiliates for which money damages would constitute a totally inadequate remedy. Accordingly, in the event of any such violation by the Director, the Company and its affiliates, in addition to any other remedies they may have, shall have the right to institute and maintain a proceeding to compel specific performance thereof or to obtain an injunction or other equitable relief restraining any action by the Director in violation of this Section 6 without posting any bond therefore or demonstrating actual damages, and the Director will not claim as a defense thereto that the Company has an adequate remedy at law or require the posting of a bond. If any of the restrictions or activities contained in this Section 6 shall for any reason be held by an arbitrator to be excessively broad as to duration, geographical scope, activity or subject, such restrictions shall be construed so as thereafter to be limited or reduced to be enforceable to the extent compatible with the applicable law; it being understood that by the execution of this Agreement the parties hereto regard such restrictions as reasonable and compatible with their respective rights. The Director acknowledges that injunctive relief may be granted immediately upon the commencement of any such action without notice to the Director and in addition Company may recover monetary damages.

e.	Separate Agreement. The parties hereto further agree that the provisions of Section 6 are separate from and independent of the remainder of this Agreement and that Section 6 is specifically enforceable by the Company notwithstanding any claim made by the Director against the Company. The terms of this Section 6 shall survive termination of this Agreement.

f.	Certain Communications with the Securities and Exchange Commission. Any communications directly with the U.S. Securities and Exchange Commission required or permitted pursuant to Rule 21F-17(a) under the Securities Exchange Act of 1934, as amended, or other applicable law, legal process or government regulation, shall be permitted under this Agreement, provided, however, that prior to any disclosure of Confidential Information otherwise prohibited under Section 5(a) of this Agreement or communication of statements otherwise prohibited under Section 5(b) of this Agreement under such rule, the Director shall, to the extent such rule so permits, use the Director’s best efforts to advise the Company in advance of making any such permitted or required disclosure or statement and cooperate with the Company in order to afford the Company a reasonable opportunity to take any legally-permissible actions to contest, limit, remove the basis for, or otherwise address such disclosure or statement.

7.	Market Stand-Off Agreement. In the event of a public or private offering of the Company’s securities, including in connection with an initial public offering, and upon request of the Company, the underwriters or placement agents placing the offering of the Company’s securities, the Director agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company that the Director may own, other than those included in the registration, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time from the effective date of such registration as may be requested by the Company or such placement agent or underwriter.

8.	Termination. With or without cause, the Company and the Director may each terminate this Agreement at any time upon ten (10) days written notice, and the Director shall have the right to keep all compensation received up to that date and the Company shall be obligated to pay to the Director the expenses due up to the date of the termination. Nothing contained herein or omitted herefrom shall prevent the directors and/or shareholder(s) of the Company from removing the Director with immediate effect at any time for any reason in accordance with the applicable provisions of the Company’s memorandum of association and bye-laws. For the avoidance of doubt, if the Company terminates this Agreement prior to the Effective Date in accordance with Section 2 hereof, then the Company shall not have any liability whatsoever to the Director and the share option granted to the Director shall automatically terminate in accordance with its terms.

9.	Indemnification. The Company shall indemnify, defend and hold harmless the Director, to the fullest extent permitted by the law of Bermuda, and as provided by, or granted pursuant to, any bye-law provision, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the Director’s official capacity and as to action in another capacity while holding such office.

10.	Effect of Waiver. The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

11.	Notices. Any and all notices referred to herein shall be sufficient if furnished in writing at the addresses specified on the signature page hereto or, if to the Company, to the Company’s address as specified in filings made by the Company with the U.S. Securities and Exchange Commission.

12.	Governing Law; Arbitration. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of Bermuda without reference to conflicts of laws principles. In the event of any dispute, controversy or claim arising out of or in relation to this agreement or the breach, termination or invalidity thereof including in respect of its formation, the parties agree to have such dispute determined by arbitration. The number of arbitrators shall be 1 to be appointed, in the absence of the parties’ agreement, by the Appointments Committee of the Chartered Institute of Arbitrators Bermuda Branch. The Bermuda International Conciliation and Arbitration Act 1993 shall apply, and the procedure shall be as set out in the UNCITRAL Arbitration Rules presently in force. The place of arbitration shall be Bermuda and the language shall be English. The governing law of the arbitration agreement is the law of Bermuda and the substantive law of the contract is also that of Bermuda. Any Award of the arbitral tribunal shall be final and binding on the parties and the parties agree to cooperate in any enforcement of the Award. The arbitration shall be conducted in Hamilton, Bermuda. The arbitrator shall supply a written opinion supporting any award, and judgment may be entered on the award in any court of competent jurisdiction. Each party hereto shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the Institute and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator. In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then any party hereto is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other such parties pending the completion of the arbitration in a court having jurisdiction over those parties.

13.	Assignment. The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of the Director under this Agreement are personal and therefore the Director may not assign any right or duty under this Agreement without the prior written consent of the Company.

14.	Miscellaneous. If any provision of this Agreement shall be declared invalid or illegal, for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein. The article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Except as provided elsewhere herein, this Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party to this Agreement with respect to such subject matter.

IN WITNESS WHEREOF, the parties hereto have caused this Independent Director Agreement to be duly executed and signed as of the day and year first above written.

COMPANY:

The RoyaLand Company Ltd.

By:	/s/ Emanuele Filiberto di Savoia
	Name:	Emanuele Filiberto di Savoia
	Title:	Chief Executive Officer

Address:	Clarendon House, 2 Church Street
Hamilton, Pembroke, HM11
Bermuda

DIRECTOR:

/s/ Mike Gatto
Mike Gatto

Address:	1452 Plaza Francisco
Palos Verdes Estates, CA, 90274

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